HORIZON ENERGY DEVELOPMENT, INC.
                                INCOME STATEMENT
                                  (Unaudited)

                                                       Three Months Ended
                                                         March 31, 1997
                                                       ------------------

Operating Revenues                                         $  795,781
                                                           ----------

Operating Expenses:
   Operation Expense                                         (794,566)
   Maintenance Expense                                         19,242
   Property, Franchise and Other Taxes                          1,233
   Depreciation, Depletion and Amortization                    66,853
                                                          -----------
Total Operating Expenses                                     (707,238)
                                                          -----------

Operating Income                                            1,503,019
                                                          -----------

Other Income                                                    1,196
                                                          -----------
Interest Charges                                              149,633
                                                          -----------

Income Before Income Taxes                                  1,354,582
                                                          -----------

Income Taxes - Current                                        (11,393)
             - Deferred                                       597,580
                                                          -----------
                                                              586,187
                                                          -----------

Net Income                                                $   768,395
                                                          ===========